Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005 (Zip Code)
(Address of principal executive offices)
Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250 — 0677
(Name, address and telephone number of agent for service)

Cooper Industries plc
(Exact name of obligor as specified in its charter)

Ireland	98-0632292
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

CO-REGISTRANTS
Cooper B-Line, Inc.	Delaware	76-0638615
Cooper Bussmann, LLC	Delaware	76-0554116
Cooper Crouse-Hinds, LLC	Delaware	20-1288146
Cooper Industries,Ltd.	Bermuda	98-0355628
Cooper Lighting, LLC	Delaware	76-0554120
Cooper Power Systems, LLC	Delaware	76-0253330
Cooper Wiring Devices, Inc.	New York	11-0701510
Cooper US, Inc.	Delaware	20-1686977
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Cooper Industries plc 5 Fitzwilliam Square Dublin 2, Ireland 353-1-6618770	Cooper B-Line, Inc. 509 West Monroe Street Highland, IL 62249 (618)654-5907	Cooper Bussmann, LLC 114 Old State Road Ellisville, MO 63021 (636)394-2877	Cooper Crouse-Hinds, LLC Wolf & 7 North Streets Syracuse, NY 13221 (315) 477-7000

Cooper Industries, Ltd. 600 Travis Houston, TX 77002 (713) 209-8400	Cooper Lighting, LLC 1121 Highway 74 South Peachtree City, GA 30269 (770) 486-4800	Cooper Power Systems, LLC 2300 Badger Drive Waukesha, WI 53188 (262) 896-2400	Cooper Wiring Devices, Inc. 203 Cooper Circle Peachtree City, GA 30269 (770) 631-2100
Cooper US, Inc.
600 Travis
Houston, TX 77002
(713) 209-8400
(Addresses, including zip code, and telephone numbers, including area code, of registrants’ principal executive offices)
Debt Securities
(Title of the Indenture securities)

Item 1. General Information.
        Furnish the following information as to the trustee.
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District) Federal Deposit Insurance Corporation New York State Banking Department	New York, NY Washington, D.C. Albany, NY
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.
If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 — Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business — Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 — Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2010. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 8th day of November, 2010.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Carol Ng
Carol Ng
Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC031

Legal Title of Bank		Page RC-1

NEW YORK		14

City
NY	10005

State	Zip Code
FDIC Certificate Number: 00623
Printed on 8/4/2010 at 4:16 PM
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2010
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	342,000	1.a
b. Interest-bearing balances (2)			0071	8,573,000	l.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,876,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	177,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)
			B989	5,006,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	13,279,000			4.b
c. LESS: Allowance for loan and lease losses	3123	148,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	13,131,000	4.d
5. Trading assets (from Schedule RC-D)			3545	7,855,000	5
6. Premises and fixed assets (including capitalized leases)			2145	42,000	6
7. Other real estate owned (from Schedule RC-M)			2150	17,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	50,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,237,000	11
12. Total assets (sum of items 1 through 11)			2170	42,306,000	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-2

FDIC Certificate Number: 00623	15
Printed on 8/4/2010 at 4:16 PM
Schedule RC—Continued

Dollar Amounts in Thousands				Tril | Bil | Mil | Thou
LIABILITIES
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	13,681,000	13.a
(1) Noninterest-bearing (1)	6631	7,729 000			13.a.1
(2) Interest-bearing	6636	5,952,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			RCFN
			2200	8,622,000	13.b
(1) Noninterest-bearing	6631	3,649,000			13.b.1
(2) Interest-bearing	6636	4,973,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	6,538,000	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	234,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)
			3190	1,679,000	16
17. and 18. Not applicable
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	2,134,000	20
21. Total liabilities (sum of items 13 through 20)			2948	32,888,000	21
22. Not applicable
EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus			3838	1,500,000	23
24. Common stock			3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)			3839	586,000	25
26.a. Retained earnings			3632	4,798,000	26.a
b. Accumulated other comprehensive income (5)			B530	8,000	26.b
c. Other equity capital components (6)			A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)			321D	9,019,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries			3000	399.000	27.b
28. Total equity capital (sum of items 27.a and 27.b)			G105	9,418,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)			3300	42,306,000	29
Memoranda

To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009
	RCFD	Number
	6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.	RCON	MM / DD
2. Bank’s fiscal year-end date	8678	N/A	M.2

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.